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                                                                     EXHIBIT 5.1


                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 735-8600
                            FACSIMILE: (212) 735-8708


                                 August 30, 1999


Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Suite 621
Dallas, Texas 75235


               re:   Post-Effective Amendment No. 1 to
                     Form S-8 (Registration Statement No.: 333-37049)

Dear Sirs:

         We have served as your counsel in connection with the preparation of the above-captioned registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), representing the offering and issuance to certain persons, including "affiliates," as defined in the Securities Act, of options to purchase 440,000 shares of common stock, par value $.01 per share (the "Common Stock") under the Cytoclonal Pharmaceutics Inc. 1992 Stock Option Plan (the "Plan").

         We have examined such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion.

         Based upon such examination and our participation in the preparation of the Registration Statement, it is our opinion that the Common Stock, when issued in the manner described in the Plan, will be validly issued, fully paid and non-assessable.

         We consent to the reference made to our firm in the Registration Statement and to the filing of this opinion as an Exhibit 5.1 to the Registration Statement.


                                      Very truly yours,

                                      /s/ Morrison Cohen Singer & Weinstein, LLP
                                      ------------------------------------------
                                          Morrison Cohen Singer & Weinstein, LLP